SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-WILLAMETTE INDS

                    GABELLI FOUNDATION
                                 2/08/02            3,000-           55.5000
                    MJG ASSOCIATES, INC.
                                 2/08/02            1,000-           55.5000

                    GABELLI SECURITIES, INC.
                                 2/08/02            8,000-           55.5000
                    GABELLI PERFORMANCE PARTNERSHIP
                                 2/08/02           15,000-           55.5000
                    GABELLI MULTIMEDIA PARTNERSHIP
                                 2/08/02            1,000-           55.5000
                    GABELLI INTERNATIONAL II LTD
                                 2/08/02            3,500-           55.5000
                    GABELLI INTERNATIONAL LTD
                                 2/08/02           13,000-           55.5000
                    GABELLI ASSET MANAGEMENT INC.
                                 2/08/02          488,300-           55.5000
                    GAMCO INVESTORS, INC.
                     2/08/02           37,500-           55.5000
                     2/08/02          265,000-           55.5000
                    GABELLI ASSOCIATES LTD
                                 2/08/02          397,800-           55.5000
                    GABELLI FUND, LDC
                                 2/08/02            2,000-           55.5000
                    GABELLI ASSOCIATES FUND
                                 2/08/02          378,300-           55.5000
                    GABELLI GROUP CAPITAL PARTNERS
                                 2/08/02           60,000-           55.5000
                    GABELLI & COMPANY
                                 2/08/02            5,000-           55.5000
                    GABELLI&CO PROFIT SHARING PLAN
                                 2/08/02           10,000-           55.5000
                     GABELLI FUNDS, LLC.
                         GABELLI MATHERS FUND
                                 2/08/02           80,000-           55.5000
                         GABELLI VALUE FUND
                                 2/08/02          560,000-           55.5000
                         GABELLI EQUITY TRUST
                                 2/08/02          667,000-           55.5000
                         GABELLI EQUITY INCOME FUND
                                 2/08/02           45,000-           55.5000
                         GABELLI ASSET FUND
                                 2/08/02          405,000-           55.5000
                         GABELLI CAPITAL ASSET FUND
                                 2/08/02           67,500-           55.5000
                         GABELLI ABC FUND
                                 2/08/02          300,000-           55.5000
                    ALCE PARTNERS
                                 2/08/02            2,000-           55.5000


(1)	THE TRANSACTIONS ON 02/08/02 WERE IN CONNECTION WITH
    THE TENDER OFFER DESCRIBED IN ITEM 5 OF THIS AMENDMENT
    TO SCHEDULE 13D. ALL OTHER  TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.